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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement (No. 333-183958) on Form S-8 filed on September 18, 2012 of International Bancshares Corporation of our reports dated February 27, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of International Bancshares Corporation for the year ended December 31, 2014.

/s/ McGladrey LLP

Dallas, Texas
February 27, 2015

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM